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                                                                EXHIBIT 99.1

                                 AMETEK, INC.

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Walter E. Blankley, Lewis G. Cole and Donna F. Winquist or a majority of those present and acting, or, if only one is present, then that one, proxies, with full power of substitution, to vote all stock of AMETEK, Inc. which the undersigned is entitled to vote at AMETEK's Special Meeting to be held at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on Tuesday, July 29, 1997, at 2:00 p.m. local time, and at any adjournment or postponements thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:


                        (TO BE SIGNED ON REVERSE SIDE)

                                                                SEE REVERSE SIDE
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[X] PLEASE MARK
    YOUR VOTES AS
    IN THIS EXAMPLE
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UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS TO
BE CAST FOR THE SPIN-OFF AND MERGER WITH CULLIGAN MERGER SUB DESCRIBED IN PROPOSAL (1), FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL
(2), AND FOR APPROVAL OF PROPOSAL (3), AS MORE FULLY DESCRIBED IN THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS.

                                                  FOR    AGAINST   ABSTAIN
1. Spin-Off of New Ametek, Merger with            [ ]      [ ]       [ ]
   Culligan Merger Sub and related
   transactions.



                   FOR      WITHHELD     NOMINEES: Walter E. Blankley, Lewis G.
2. ELECTION                                        Cole, Helmut N. Friedlaender,
   OF DIRECTORS    [ ]         [ ]                 Sheldon S. Gordon, Charles D.
                                                   Klein, James R. Malone, David
                                                   P. Steinmann, Elizabeth R.
                                                   Varet

INSTRUCTION: To withhold authority to vote for any individual nominee, place an "X" in the box on the left (FOR ALL NOMINEES) and write that nominee's name in the space provided below.

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3. Proposal to approve the appointment            [ ]      [ ]       [ ]
   of Ernst & Young LLP as independent
   auditors for the year 1997.


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of the notice of said meeting and of the Proxy Statement of AMETEK, Inc. accompanying the same is hereby acknowledged.

Please date, sign and return this proxy in the enclosed envelope.

_________________ Date:_______, 1997  _____________________ Date: ________, 1997
  SIGNATURE                             SIGNATURE IF HELD
                                           JOINTLY

NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trusteed, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.